Exhibit 5.1

January 26, 2017

Mercury Systems, Inc.

201 Riverneck Road

Chelmsford, Massachusetts 01824

Re:	Registration Statement on Form S-3 (File No. 333-198180)

Ladies and Gentlemen:

We have acted as counsel to Mercury Systems, Inc., a Massachusetts corporation (the “Company”), in connection with the preparation of the Company’s preliminary prospectus supplement dated January 24, 2017 (the “Preliminary Prospectus Supplement”) filed with the Securities and Exchange Commission (the “Commission”) under Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), and its prospectus supplement dated January 26, 2017 (the “Prospectus Supplement”) filed with the Commission under Rule 424(b) of the Securities Act pursuant to a Registration Statement on Form S-3, File No. 333-198180 (the “Registration Statement”) filed with the Commission on August 15, 2014 and declared effective by the Commission on September 12, 2014 relating to the proposed public offering of up to 6,900,000 shares of the Company’s common stock (the “Shares”), which includes an option granted to the Underwriters (as defined below) to purchase 900,000 shares of the Company’s common stock to cover overallotments, if any.

In connection with this opinion, we have examined originals or copies of: the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus Supplement and the base prospectus dated August 15, 2014 filed with the Registration Statement (the “Base Prospectus” and together with the Preliminary Prospectus Supplement and Prospectus Supplement, the “Prospectus”).

We have also reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

We have also assumed that the Underwriting Agreement (the “Underwriting Agreement”) dated as of January 26, 2017 by and among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner, & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”), has been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Company and that the Shares will be issued and sold in accordance with the Underwriting Agreement and against consideration equal to or greater than the par value of the shares.

Mercury Systems, Inc.

January 26, 2017

This opinion is limited solely to the substantive laws of the Commonwealth of Massachusetts.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Company pursuant to the Underwriting Agreement have been duly authorized and, when issued and sold in the manner and under the terms described in the Registration Statement, Prospectus, and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on January 27, 2017 and its incorporation by reference into the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Preliminary Prospectus Supplement and Prospectus Supplement.

Very truly yours,

/S/ MORGAN, LEWIS & BOCKIUS LLP

MORGAN, LEWIS & BOCKIUS LLP